Exhibit 3.3

BY-LAWS OF

LEMONADE, INC.

A Public-Benefit Corporation

(THE “CORPORATION”)

1.                            OFFICES:

The Corporation may have an office or offices at such places as the Board of Directors may from time to time designate.

2.                            MEETING OF STOCKHOLDERS:

2.1.                  The annual meeting of stockholders for the election of directors shall be held at such time and date as may be fixed by the Board of Directors.

2.2.                  Special meetings of the stockholders may be called at any time by the President, and shall be called by the President or secretary on the request in writing, or by vote, of a majority of the directors, or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

2.3.                  All meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified and fixed in the respective notices or waiver of notice thereof.

3.                            DIRECTORS:

3.1.                  The Board of Directors of the Corporation shall consist of one or more directors as determined from time to time by resolution of the Board of Directors.

3.2.                  The property and business of the Corporation shall be managed by, or under the direction of, its Board of Directors.

3.3.                  Each director shall hold office until the next annual election, and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal. Directors shall be elected by the stockholders as set forth in the Corporation Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), except that vacancies in the Board of Directors by reason of death, resignation or otherwise and newly created directorships may be filled for the unexpired term by the remaining directors, though less than a quorum, by a majority vote.

4.                            POWER OF DIRECTORS:

The Board of Directors shall have such general and specific powers as are conferred upon corporations by the General Corporation Law of the State of Delaware, as amended from time to time, subject only to the provisions of the statutes, the

Certificate of Incorporation, and these By-Laws, which may restrict or deny such powers.

5.                            MEETING OF DIRECTORS:

5.1.                  The directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as may be fixed by the stockholders at the annual meeting, and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

5.2.                  Special meetings of the Board of Directors may be called by the President, and shall be called by the President or the Secretary at the written request of two directors, by notice to each director given five (5) days prior to the meeting if by mail, or two (2) days prior to the meeting if by telephone, facsimile telecommunication or electronic transmission.

5.3.                  Special meetings of the Board of Directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

5.4.                  A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

6.                            EXECUTIVE AND OTHER COMMITTEES:

6.1.                  The Board of Directors may designate an executive committee and one or more other committees each to consist of one or more of the directors of the Corporation.

6.2.                  Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in the resolution of the Board of Directors, subject to applicable laws.

6.3.                  The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but unless otherwise determined by the Board of Directors, the affirmative vote of a majority of the whole committee shall be necessary in every case.

7.                            OFFICERS OF THE CORPORATION:

7.1.                  The officers of the Corporation may be a President, one or more Vice-Presidents, Secretary, Treasurer, and such other officers as may from time to time be chosen by the Board of Directors.

7.2.                  Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer may be removed either with or without cause at any time by the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

8.                            DUTIES OF THE PRESIDENT:

8.1.                  Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation. It shall be the President’s duty to preside at all meetings of the stockholders; to have general and active management of the business and the Corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Corporation, and to affix the corporate seal thereto when authorized by the Board of Directors or the executive committee.

8.2.                  Unless otherwise determined by the Board of Directors, the President shall have the general supervision and direction of the other officers of the Corporation and shall see that their duties are properly performed and shall have the general duties and powers of supervision and management usually vested in the office of the President of a Corporation.

9.                            VICE PRESIDENT:

Unless otherwise determined by the Board of Directors, the Vice-Presidents, in the order designated by the Board of Directors, shall be vested with all powers and required to perform all the duties of the President in the President’s absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

10.                     PRESIDENT PRO TEM:

In the absence or disability of the President and the Vice-President, the Board of Directors may appoint from their own number a president pro tem.

11.                     SECRETARY:

Unless otherwise determined by the Board of Directors, the Secretary shall attend all meetings of the Corporation, the Board of Directors, the executive committee and standing committees. The Secretary shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. The Secretary shall give proper notice of meetings of stockholders and Board of Directors and shall perform such other duties as shall be assigned by the President or the Board of Directors.

12.                     TREASURER: Unless otherwise determined by the Board of Directors,

12.1.           The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

12.2.           The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, executive committee or President, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, whenever they may require it, an account of all his transactions as treasurer, and of the financial condition of the Corporation, and at the regular meeting of the Board of Directors next preceding the annual stockholders’ meeting, a like report for the preceding year.

12.3.           The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

12.4.           The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. The Treasurer shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require.

13.                     DUTIES OF OFFICERS MAY BE DELEGATED:

In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate his powers or duties to any other officer or to any director for the time being.

14.                     CERTIFICATES OF STOCK:

14.1.           Certificates of stock shall be signed by the Chairman, the Vice Chairman, the President or a Vice-President, and either by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary.

14.2.           If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim.

14.3.           A new certificate may be issued without requiring bond when, in the judgment of the Board of Directors, it is proper to do so.

15.                     TRANSFER OF STOCK:

15.1.           Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

15.2.           Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

16.                     RIGHT OF FIRST REFUSAL:

Except as permitted by this section, no stockholder holding shares of common stock of the Corporation (“Common Stock” and “Common Holder” respectively) shall sell, assign, pledge, or in any manner transfer (each, a “Transfer”) any Common Stock or any right or interest therein held by such Common Holder, whether voluntarily or by operation of law, or by gift or otherwise, except in compliance with following requirements:

16.1.           If the Common Holder receives a bona fide offer acceptable to the Common Holder to Transfer any Common Stock held by such Common Holder, then the Common Holder shall first give written notice thereof to the Corporation (a “Transfer Notice”). The notice shall name the proposed transferee and state the number of shares of Common Stock to be transferred (the “Transfer Stock”), the price per share and all other material terms and conditions of the offer.

16.2.           For fifteen (30) days following receipt of the Transfer Notice, the Corporation or its assigns shall have the option to purchase any or all of the Transfer Stock at the price and upon the terms set forth in such Transfer Notice. In the event the Corporation elects to purchase any or all of the Transfer Stock, it shall give written notice to the selling Common Holder of its election and settlement for said Common Stock shall be made as provided below in 5.6(c). The Corporation may assign its rights hereunder.

16.3.           If the Corporation or any assignee of the Corporation elects to acquire any of the Transfer Stock, the Corporation or such assignee shall so notify the selling Common Holder and settlement thereof shall be made within thirty (30) days after the Corporation receives the Transfer Notice; provided that if the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the Corporation or such assignee may pay the cash value equivalent thereof (as determined in good faith by the Corporation’s Board of Directors) on the same terms and conditions set forth in the Transfer Notice.

16.4.           If the Corporation or its assignee does not elect to acquire all of the Transfer Stock, the selling Common Holder may, during the sixty (60) day period following the Corporation’s receipt of the Transfer Notice, sell all, but not less than all, of the Transfer Stock which was not acquired by the Corporation or its assignee, provided that said sale shall not be on terms or conditions more favorable to the purchaser than those contained in the bona fide offer set forth in the Transfer Notice. All Transfer Stock shall continue to be subject to the provisions of this Section 16 in the same manner as before said Transfer.

16.5.           Notwithstanding the above, the following transactions shall be exempt from the provisions of this Section 16:

a) With respect to a Common Holder who is a natural person, the Transfer of Common Stock made for a bona fide estate planning purposes, to any spouse or member of such Common Holder’s immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of such Common Holder’s spouse or members of such Common Holder’s immediate family, or to a trust for such Common Holder’s own self, or a charitable remainder trust;

b) A repurchase of Common Stock from a Common Holder by the Company at cost and pursuant to an agreement containing vesting and/or repurchase provisions;

c) A Common Holder’s Transfer of any or all of such Common Holder’s Common Stock to any other Common Holder of the Corporation;

d) A Common Holder’s Transfer of any or all of such Common Holder’s Common Stock to a person who, at the time of such transfer, is an officer or director of the Corporation in a transaction approved by the Board of Directors;

e) In the case of a Common Holder that is an entity, upon a transfer by such Common Holder to any of its Affiliates (as hereinafter defined) or the stockholders, members, partners or other equity holders of it or its Affiliates. “Affiliate” as used herein shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including, without limitation, any partner, officer, director, or member of such person or entity and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners (or members thereof) or shares the same management company (or members thereof) with such person or entity;

f) In the case of a sale of shares of Common Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended;

g) A Transfer of any or all of the shares of Common Stock of a Common Holder that are subject to an agreement to which the Corporation is a party, containing a contractual right of first refusal in favor of the Corporation and/or third parties (such agreement, a “ROFR Agreement”), provided that such Common Holder’s Transfer of shares is made in compliance with the terms of such ROFR Agreement.

16.6.           In any case of Transfer of Common Stock in accordance with Sub-Section (a) through (e) above the transferee, assignee, or other recipient shall receive and hold such Common Stock subject to the provisions of this Section 16, and there shall be no further Transfer of such Common Stock except in accordance with this Section 16.

16.7.           Any Transfer, or purported Transfer, of Common Stock shall be null and void unless the terms, conditions, and provisions of this Section 16 are strictly observed and followed.

16.8.           The certificates representing the Common Stock that is subject to the restrictions set forth in this Section 16 shall bear the following legend so long as the foregoing right of first refusal remains in effect:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A RIGHTS OF FIRST REFUSAL SET FORTH INTHE BYLAWS OF THE CORPORATION. COPIES OF SUCH DOCUMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

16.9.           The provisions of this Section 16 shall not apply to: (i) any transfer of shares of preferred stock of the Corporation or the shares of Common Stock issued upon conversion thereof; and (ii) Allianz Strategic Investments s.a.r.l. in its capacity as a Common Holder and its permitted successors and assigns.

16.10.    The foregoing right of first refusal shall may be waived by the Corporation, upon duly authorized action of its Board of Directors

16.11.    The foregoing right of first refusal shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

17.                     STOCKHOLDERS OF RECORD:

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

18.                     FISCAL YEAR:

The fiscal year of the Corporation shall be determined by the Board of Directors.

19.                     DIVIDENDS:

Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of the capital stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and may alter or abolish any such reserve or reserves.

20.                     CHECKS FOR MONEY:

All checks, drafts or orders for the payment of money shall be signed by the Treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.

21.                     BOOKS AND RECORDS:

The books, records and accounts of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the By-Laws or by resolution of the Board of Directors.

22.                     NOTICES:

22.1.           Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile telecommunication or electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or when such notice is dispatched, if delivered through the mail, by facsimile telecommunication or electronic transmission, shall be the time of the giving of the notice.

22.2.           A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

23.                     AMENDMENT:

These By-Laws may be amended, altered, repealed or supplemented at any regular meeting of the stockholders or of the Board of Directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole board of directors, as the case may be.

24.                     INDEMNIFICATION:

24.1.           Right to Indemnification:

Each person who was or is a party to, or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), including without limitation Proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

24.2.           Right of Claimant to Bring Suit:

If a claim under Section 24.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall create a presumption that claimant had not met the applicable standard of conduct.

24.3.           Non-Exclusivity of Rights:

The rights conferred by Sections 24.1 and 24.2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

24.4.           Insurance:

The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation,

partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

DATED: April 8, 2019